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                                   EXHIBIT 11

                    SENECA FOODS CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                        (In thousands except per share data)




                                                                                                          Three Months Ended
                                                                                                          ------------------
                                                                                                        6/28/03         6/29/02
                                                                                                        -------         -------

Basic Net Earnings Applicable
  to Common Stock:

Net Earnings                                                                                        $     3,672       $   1,932
 Deduct Preferred Cash Dividends                                                                              6               6
                                                                                                    ---------------------------
Net Earnings Applicable to
      Common Stock                                                                                  $     3,666       $   1,926
                                                                                                    ===========================
Weighted Average Common Shares Outstanding                                                                6,999           6,589
Weighted Average Participating Preferred
  Shares                                                                                                  3,482           3,569
                                                                                                     --------------------------
Weighted Average Shares
  Outstanding for Basic Earnings
  per Share                                                                                              10,481          10,158
                                                                                                    ===========================
Basic Earnings Per Share                                                                            $       .35       $     .19
                                                                                                    ===========================
Diluted Net Earnings Applicable to Common Stock:

Net Earnings Applicable to
  Common Stock                                                                                      $    3,666        $   1,926
Add Back Preferred Cash Dividends                                                                            5                5
                                                                                                    ---------------------------
Net Earnings Applicable to
      Common Stock                                                                                  $    3,671        $   1,931
                                                                                                    ===========================
Weighted Average
  Shares Outstanding                                                                                    10,481           10,158
Effect of Convertible Preferred Stock                                                                       67               67
                                                                                                    ---------------------------
Weighted Average Shares
  Outstanding for Diluted Earnings
  per Share                                                                                             10,548           10,225
                                                                                                    ===========================
Diluted Earnings Per Share                                                                          $      .35        $     .19
                                                                                                    ===========================
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